Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

January 26, 2006

MIDWEST AIR GROUP ISSUES CORRECTION TO RESULTS RELEASE

Milwaukee, Wisconsin, January 26, 2006 – Midwest Air Group, Inc. (AMEX: MEH) today reported corrections to its fourth quarter financial results release, which was issued earlier today.

The release incorrectly stated the following:

•   For the three months ended December 31, 2005, Into-plane Fuel Cost Per Gallon for Midwest Airlines should be $2.12. For the same period, Into-plane Fuel Cost Per Gallon for Midwest Air Group should be $2.13.

•   For the twelve months ended December 31, 2004, Revenue per Scheduled Service ASM for Midwest Air Group should be $0.0945.

Other calculations reported in the release are not affected by the corrections.

A revised chart follows.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Skyway Airlines, Inc. – its wholly owned subsidiary – operates as Midwest Connect, which offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 47 cities, including San Diego – the airline’s newest destination. More information is available at www.midwestairlines.com.

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This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from projected results due to the risk factors described in the “Risk Factors” section of Part 1 of the company’s “Annual Report on Form 10-K” for the year ended December 31, 2004 and the company’s most recent Form 10-Q.

Editor’s note: Table follows.

MIDWEST AIR GROUP, INC.
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Midwest Airlines Operations
Origin & Destination Passengers	778,121	555,358	3,009,082	2,226,679
Revenue Passenger Miles (000s)	802,119	561,104	3,121,785	2,296,252
Scheduled Service Available Seat Miles (000s)	1,185,368	844,449	4,358,678	3,554,656
Total Available Seat Miles (000s)	1,203,466	870,823	4,417,682	3,685,372
Load Factor (%)	67.7%	66.4%	71.6%	64.6%
Revenue Yield	$0.1279	$0.1228	$0.1193	$0.1216
Revenue per Scheduled Service ASM (1)	$0.0917	$0.0861	$0.0903	$0.0824
Total Cost per Total ASM	$0.1089	$0.1168	$0.1121	$0.1037
Total Cost per Total ASM (ex-fuel cost) (2)	$0.0696	$0.0874	$0.0773	$0.0789
Average Passenger Trip Length (miles)	1,031	1,010	1,038	1,031
Number of Flights	12,653	9,141	46,492	37,391
Into-plane Fuel Cost per Gallon	$2.12	$1.59	$1.85	$1.34
Full-time Equivalent Employees at End of Period	1,905	2,057	1,905	2,057
Aircraft in Service at End of Period	34	30	34	30

Midwest Connect Operations
Origin & Destination Passengers	200,273	178,204	820,487	680,233
Revenue Passenger Miles (000s)	61,317	54,764	242,210	203,895
Scheduled Service Available Seat Miles (000s)	95,823	93,258	381,983	362,505
Total Available Seat Miles (000s)	95,823	93,530	382,251	362,785
Load Factor (%)	64.0%	58.7%	63.4%	56.2%
Revenue Yield	$0.3705	$0.3537	$0.3606	$0.3680
Revenue per Scheduled Service ASM (1)	$0.2433	$0.2132	$0.2346	$0.2125
Total Cost per Total ASM	$0.3060	$0.2396	$0.2698	$0.2298
Total Cost per Total ASM (ex-fuel cost) (2)	$0.2339	$0.1835	$0.2065	$0.1827
Average Passenger Trip Length (miles)	306	307	295	300
Number of Flights	14,510	14,522	59,550	56,599
Into-plane Fuel Cost per Gallon	$2.19	$1.67	$1.91	$1.40
Full-time Equivalent Employees at End of Period	1,001	774	1,001	774
Aircraft in Service at End of Period	21	22	21	22

Midwest Air Group
Revenue Passenger Miles (000s)	863,436	615,868	3,363,995	2,500,147
Scheduled Service Available Seat Miles (000s)	1,281,191	937,706	4,740,662	3,917,161
Total Available Seat Miles (000s)	1,299,289	964,353	4,799,932	4,048,157
Load Factor (%)	67.4%	65.7%	71.0%	63.8%
Revenue Yield	$0.1451	$0.1433	$0.1366	$0.1417
Revenue per Scheduled Service ASM (1)	$0.1030	$0.0988	$0.1019	$0.0945
Total Cost per Total ASM	$0.1206	$0.1274	$0.1225	$0.1138
Total Cost per Total ASM (ex-fuel cost) (2)	$0.0789	$0.0954	$0.0854	$0.0870
Number of Flights	27,163	23,663	106,042	93,990
Into-plane Fuel Cost per Gallon	$2.13	$1.60	$1.86	$1.35
Full-time Equivalent Employees at End of Period	2,906	2,831	2,906	2,831
Aircraft in Service at End of Period	55	52	55	52

(1) Passenger, cargo and other transport-related revenue divided by scheduled service ASMs.
(2) Non-GAAP measurement.

Note:  All statistics exclude charter operations except the following: total available seat miles ("ASMs"), cost per total ASM, into-plane fuel cost, number of employees and aircraft in service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics.
Numbers in this table may not be recalculated due to rounding.